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                                                                    Exhibit 23.2


                       Consent of Independent Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 1996 relating to the April 30, 1996 combined financial statements of AMF Bowling Group, which appears on page 65 of AMF Bowling, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Virginia Beach, Virginia
July 30, 1999